Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 3, 2025 (the “Closing Date”), Liberty Media Corporation (“Liberty Media” or the “Company”) completed its previously announced acquisition (the “MotoGP Acquisition”), by Libertad Especia, S.L.U., a private limited company incorporated in Spain and a wholly owned subsidiary of Liberty Media (“Buyer”), of approximately 84% of the equity interests in Dorna Sports, S.L., a private limited company incorporated in Spain (“MotoGP”), for cash pursuant to that certain Share Purchase Agreement (“SPA”), dated as of March 29, 2024, by and among Liberty Media, Buyer, Global Racing LX2 S.á.r.l., a company incorporated in Luxembourg and MotoGP equity holders (the “Sellers”). Following the MotoGP Acquisition, approximately 16% of the equity interests in MotoGP continue to be owned by certain of the Sellers (the “Rollover Sellers”).

The MotoGP Acquisition was funded through the financing activities detailed below (collectively, the “Financing”):

•	On August 22, 2024, the Company issued approximately 12.2 million shares of Series C Liberty Formula One common stock (the “Common Shares”) at an offering price of $77.50 per share, resulting in net proceeds of approximately $939 million. The Company utilized a portion of the net proceeds to partially fund the MotoGP Acquisition. The Company’s consolidated balance sheet as of June 30, 2025 reflects the issuance of the Common Shares. The unaudited pro forma condensed combined statement of operations is not impacted by the issuance of the Common Shares.

•	Prior to June 30, 2025, the Company entered into foreign currency forward contracts for close to the full purchase price. A portion of the foreign currency forwards settled on June 30, 2025. The remainder settled in July 2025 prior to the Closing Date and resulted in a gain of $126 million. All of the foreign currency forward contracts were recorded at fair value and reflected in the Company’s historical financial statements.

•	On July 1, 2025, Delta Topco Limited, a wholly-owned subsidiary of Liberty Media, and certain of its subsidiaries (Delta Topco Limited and its subsidiaries, “Formula 1”) closed the financing of incremental commitments to Formula 1’s first lien Term Loan A facility (the “TLA”) and first lien Term Loan B facility (the “TLB”), pursuant to a TLA Incremental Facility Commitment Letter and a TLB Incremental Facility Commitment Letter (collectively, the “Incremental”). The Incremental provided for a $150 million increase to Formula 1’s TLA and an $850 million increase to Formula 1’s TLB, gross of debt issuance costs. Proceeds received under the TLA and the TLB, net of debt issuance costs, were $149 million and $824 million, respectively. The unaudited pro forma condensed combined balance sheet has been prepared to reflect the issuance of the Incremental as if it had been completed on June 30, 2025. The unaudited pro forma condensed combined statement of operations has been prepared to reflect the issuance of the Incremental as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined financial information is presented in millions of U.S. dollars. Accordingly, MotoGP’s financial information has been converted from Euros to United States dollar (“USD”) for the relevant periods as disclosed below:

Period	Euro to USD
Rate as of June 30, 2025	1.1720
Average rate for the six months ended June 30, 2025	1.0927
Average rate for the year ended December 31, 2024	1.0824

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The MotoGP Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated acquisition price, calculated as described in note 4, is allocated to the net tangible and intangible assets of MotoGP acquired in connection with the MotoGP Acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated acquisition price to the net tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (no longer than one year from the acquisition date). The final determination of the values of the assets and liabilities may result in actual values, assets, liabilities and expenses that are different than those set forth in the unaudited pro forma condensed combined financial information.

All unaudited pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2025

(IN MILLIONS)

	Liberty Media Note 1	Adjusted MotoGP U.S. GAAP Notes 2(a) & 3	MotoGP Acquisition Adjustments Note 4	Notes	Financing Transaction Adjustments Note 5	Notes	Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$3,448	$375	$(3,511)	4(i)	$1,099	5(i), 5(iii)	$1,411
Trade and other receivables, net	144	80	—		—		224
Other current assets	510	46	—		(126)	5(iii)	430
Total current assets	4,102	501	(3,511)		973		2,065
Investments in affiliates, accounted for using the equity method	622	—	—		—		622

Property and equipment, at cost	1,012	79	—		—		1,091
Accumulated depreciation	(184)	(63)	—		—		(247)
	828	16	—		—		844

Goodwill	4,135	396	2,619	4(i)	—		7,150
Intangible assets subject to amortization, net	2,570	2,639	150	4(i), 4(iv)	—		5,359
Deferred income tax assets	790	—	—		—		790
Other assets	774	7	(148)	4(vi)	—		633
Total assets	$13,821	$3,559	$(890)		$973		$17,463

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$470	$83	$10	4(ii)	$—		$563
Current portion of debt	1,803	—	—		—		1,803
Deferred revenue	780	106	—		—		886
Other current liabilities	50	16	—		—		66
Total current liabilities	3,103	205	10		—		3,318
Long-term debt	2,996	1,140	—		973	5(i)	5,109
Deferred income tax liabilities	—	638	33	4(i)	—		671
Other liabilities	359	3	—		—		362
Total liabilities	6,458	1,986	43		973		9,460

Redeemable noncontrolling interest	—	—	650	4(i)	—		650

Stockholders' equity:
Preferred stock	—	—	—		—		—
Series A Liberty Formula One common stock	—	—	—		—		—
Series A Liberty Live common stock	—	—	—		—		—
Series B Liberty Formula One common stock	—	—	—		—		—
Series B Liberty Live common stock	—	—	—		—		—
Series C Liberty Formula One common stock	2	—	—		—		2
Series C Liberty Live common stock	1	—	—		—		1
Additional paid-in capital	—	22	(22)	4(iii)	—		—
Accumulated other comprehensive earnings (loss), net of taxes	(81)	—	—		—		(81)
Retained earnings	7,419	1,551	(1,561)	4(ii), 4(iii)	—		7,409
Total stockholders' equity	7,341	1,573	(1,583)		—		7,331
Noncontrolling interests in equity of subsidiaries	22	—	—		—		22
Total equity	7,363	1,573	(1,583)		—		7,353
Commitments and contingencies
Total liabilities and equity	$13,821	$3,559	$(890)		$973		$17,463

See accompanying notes to unaudited pro forma condensed combined financial information.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Liberty Media Note 1	Adjusted MotoGP U.S. GAAP Notes 2(b) & 3	MotoGP Acquisition Adjustments Note 4	Notes	Financing Transaction Adjustments Note 5	Notes	Pro Forma Condensed Combined
Revenue:
Formula 1 revenue	$1,603	$—	$—		$—		$1,603
MotoGP revenue	—	245	(2)	4(viii)	—		243
Other revenue	185	—	—		—		185
Total revenue	1,788	245	(2)		—		2,031
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	1,065	—	—		—		1,065
Cost of MotoGP revenue (exclusive of depreciation shown separately below)	—	129	—		—		129
Other cost of sales	127	—	(2)	4(viii)	—		125
Selling, general and administrative, including stock-based compensation:	223	35	—		—		258
Acquisition costs	14	—	—		—		14
Depreciation and amortization	157	37	34	4(iv)	—		228
	1,586	201	32		—		1,819
Operating income (loss)	202	44	(34)		—		212
Other income (expense):
Interest expense	(112)	(32)	—		(33)	5(ii)	(177)
Share of earnings (losses) of affiliates, net	72	—	—		—		72
Realized and unrealized gains (losses) on financial instruments, net	(64)	—	—		—		(64)
Other, net	106	(8)	—		—		98
	2	(40)	—		(33)		(71)
Earnings (loss) before income taxes	204	4	(34)		(33)		141
Income tax (expense) benefit	5	(3)	8	4(v)	—		10
Net earnings (loss)	209	1	(26)		(33)		151
Less net earnings (loss) attributable to the noncontrolling interests	—	—	(4)	4(vii)	—		(4)
Net earnings (loss) attributable to Liberty stockholders	$209	$1	$(22)		$(33)		$155

Net earnings (loss) attributable to Liberty stockholders
Liberty Formula One common stock	$404						$350
Liberty Live common stock	$(195)						$(195)
Basic net earnings (loss) attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	$1.62						$1.41
Series A, B and C Liberty Live common stock	$(2.12)						$(2.12)
Diluted net earnings (loss) attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	$1.55						$1.34
Series A, B and C Liberty Live common stock	$(2.12)						$(2.12)
Basic Weighted Average Shares Outstanding:
Liberty Formula One common stock	249						249
Liberty Live common stock	92						92
Diluted Weighted Average Shares Outstanding:
Liberty Formula One common stock	255						255
Liberty Live common stock	92						92

See accompanying notes to unaudited pro forma condensed combined financial information.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Liberty Media Note 1	Adjusted MotoGP U.S. GAAP Notes 2(c) & 3	MotoGP Acquisition Adjustments Note 4	Notes	Financing Transaction Adjustments Note 5	Notes	Pro Forma Condensed Combined
Revenue:
Formula 1 revenue	$3,318	$—	$—		$—		$3,318
MotoGP revenue	—	503	(3)	4(viii)	—		500
Other revenue	335	—	—		—		335
Total revenue	3,653	503	(3)		—		4,153
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	2,294	—	—		—		2,294
Cost of MotoGP revenue (exclusive of depreciation shown separately below)	—	247	—		—		247
Other cost of sales	194	—	(3)	4(viii)	—		191
Selling, general and administrative, including stock-based compensation	432	81	—		—		513
Depreciation and amortization	352	109	37	4(iv)	—		498
Impairment and acquisition costs	105	—	10	4(ii)	—		115
	3,377	437	44		—		3,858
Operating income (loss)	276	66	(47)		—		295
Other income (expense):
Interest expense	(237)	(77)	—		(67)	5(ii)	(381)
Share of earnings (losses) of affiliates, net	228	—	—		—		228
Realized and unrealized gains (losses) on financial instruments, net	(383)	4	—		—		(379)
Other, net	92	14	—		—		106
	(300)	(59)	—		(67)		(426)
Earnings (loss) from continuing operations before income taxes	(24)	7	(47)		(67)		(131)
Income tax (expense) benefit	(39)	(5)	12	4(v)	—		(32)
Net earnings (loss) from continuing operations	(63)	2	(35)		(67)		(163)
Less net earnings (loss) from continuing operations attributable to the noncontrolling interests	(2)	—	(5)	4(vii)	—		(7)
Net earnings (loss) from continuing operations attributable to Liberty stockholders	$(61)	$2	$(30)		$(67)		$(156)

Net earnings (loss) from continuing operations attributable to Liberty stockholders
Liberty Formula One common stock	$(30)						$(125)
Liberty Live common stock	$(31)						$(31)
Basic net earnings (loss) from continuing operations attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	$(0.13)						$(0.52)
Series A, B and C Liberty Live common stock	$(0.34)						$(0.34)
Diluted net earnings (loss) from continuing operations attributable to Liberty stockholders per common share
Series A, B and C Liberty Formula One common stock	$(0.13)						$(0.52)
Series A, B and C Liberty Live common stock	$(0.34)						$(0.34)
Basic Weighted Average Shares Outstanding:
Liberty Formula One common stock	240						240
Liberty Live common stock	92						92
Diluted Weighted Average Shares Outstanding
Liberty Formula One common stock	243						243
Liberty Live common stock	92						92

See accompanying notes to unaudited pro forma condensed combined financial information.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Pro Forma Presentation

The Liberty Media historical financial information has been derived from the Company’s historical financial statements. The MotoGP historical financial information has been derived from MotoGP’s (i) December 31, 2024 audited historical financial statements which are filed in this Form 8-K/A and (ii) unaudited financial information as of and for the six-months ended June 30, 2025. Certain of MotoGP’s historical amounts have been reclassified to conform to Liberty Media’s financial statement presentation, as discussed in note 3. The unaudited pro forma condensed combined financial information should be read in conjunction with each company’s historical financial statements and the notes thereto. The unaudited pro forma condensed combined balance sheet gives effect to the MotoGP Acquisition and the Financing (together the “Transactions”) as if they had been completed on June 30, 2025. The unaudited pro forma condensed combined statements of operations give effect to the Transactions as if they had been completed on January 1, 2024. In the opinion of Liberty Media’s management, all material adjustments have been made that are necessary to fairly present the unaudited pro forma condensed combined financial information in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information is prepared, unless otherwise specified, on a basis that is consistent with the accounting policies used in the preparation of the Company’s audited consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The financial information relating to MotoGP reflected in the unaudited pro forma condensed combined financial information has been derived from the consolidated financial statements prepared in accordance with generally accepted accounting principles in Spain (“Spanish GAAP”) and reconciled to U.S. GAAP in note 2 and conformed to the accounting policies and financial statement presentation of the Company in note 3. Therefore, the unaudited pro forma condensed combined financial information relating to MotoGP includes any material differences identified between U.S. GAAP and Spanish GAAP.

The unaudited pro forma condensed combined financial information do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Transactions had been consummated on the dates indicated, nor are they indicative of Liberty Media’s future financial position or results of operations. In addition, future results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information. The information presented in the unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the MotoGP Acquisition.

Note 1: Company Historical Financial Statements

The historical financial information of the Company has been derived from Liberty Media’s June 30, 2025 Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2025 and Liberty Media’s December 31, 2024 Form 10-K filed with the SEC on February 27, 2025.

Note 2: Adjusted MotoGP Historical Financial Statements

a.	MotoGP historical information as of June 30, 2025

The historical financial information of MotoGP as of June 30, 2025, has been derived from MotoGP’s unaudited consolidated financial statements as of and for the six months ended June 30, 2025, which are prepared in accordance with Spanish GAAP in Euros and reconciled to U.S. GAAP in USD in the table below. See note 3 for additional information on the historical financial information of MotoGP.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Balance Sheet as of June 30, 2025
(in millions)	Historical MotoGP (EUR)	Spanish GAAP to U.S. GAAP Adjustments (EUR)	Notes	Adjusted MotoGP U.S. GAAP (EUR)	Adjusted MotoGP U.S. GAAP (USD) (v)
Assets
Current assets:
Cash and cash equivalents	€320	€—		€320	$375
Trade and other receivables, net	68	—		68	80
Other current assets	45	(6)	(i)	39	46
Total current assets	433	(6)		427	501

Property and equipment, at cost	67	—		67	79
Accumulated depreciation	(54)	—		(54)	(63)
	13	—		13	16

Goodwill	251	87	(ii)	338	396
Intangible assets subject to amortization, net	2,252	—		2,252	2,639
Other assets	53	(47)	(i), (iv)	6	7
Total assets	€3,002	€34		€3,036	$3,559

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	€72	€(1)	(iii)	€71	$83
Deferred revenue	90	—		90	106
Other current liabilities	14	—		14	16
Total current liabilities	176	(1)		175	205
Long-term debt	973	—		973	1,140
Deferred income tax liabilities	551	(6)	(iv)	545	638
Other liabilities	19	(17)	(iii)	2	3
Total liabilities	1,719	(24)		1,695	1,986

Stockholders' equity:
Additional paid-in capital	19	—		19	22
Retained earnings	1,264	58	(i), (ii), (iii)	1,322	1,551
Total stockholders' equity	1,283	58		1,341	1,573
Total equity	1,283	58		1,341	1,573
Commitments and contingencies
Total liabilities and equity	€3,002	€34		€3,036	$3,559

i.	Under Spanish GAAP, MotoGP was historically required to recognize revenue from multi-year contracts that contained annual escalation clauses on a straight-line basis. Under U.S. GAAP, MotoGP will generally recognize revenue from multi-year contracts that contain annual escalation clauses in accordance with the contracted amount for the related year. This adjustment reflects the removal of the contract asset balance created solely by the straight-line adjustment under Spanish GAAP.

ii.	Under Spanish GAAP, goodwill is amortized on a straight-line basis. Under U.S. GAAP, goodwill is not amortized. Therefore, accumulated amortization as of June 30, 2025, €87 million, has been reversed.

iii.	Under Spanish GAAP, MotoGP was historically required to recognize expenses from certain multi-year contracts with annual escalation clauses on a straight-line basis. Under U.S. GAAP, MotoGP will generally recognize expenses in accordance with the contracted amount for the related year. This adjustment reflects the removal of the accrued liabilities balance created solely by the straight-line adjustment under Spanish GAAP.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

iv.	Under U.S. GAAP, a reporting entity must offset deferred tax assets and deferred tax liabilities within the same jurisdiction.

v.	The Adjusted MotoGP U.S. GAAP (USD) column translates the Adjusted U.S. GAAP (EUR) column into USD using the exchange rate previously discussed as of June 30, 2025.

b.	MotoGP historical information for the six months ended June 30, 2025

The historical financial information of MotoGP for the six months ended June 30, 2025 has been derived from MotoGP’s unaudited consolidated financial statements as of and for the six months ended June 30, 2025, which are prepared in accordance with Spanish GAAP in Euros and reconciled to U.S. GAAP in USD in the table below. See note 3 for additional information on the historical financial information of MotoGP.

	Statement of Operations for the six months ended June 30, 2025
(in millions)	Historical MotoGP (EUR)	Spanish GAAP to U.S. GAAP Adjustments (EUR)	Notes	Adjusted MotoGP U.S. GAAP (EUR)	Adjusted MotoGP U.S. GAAP (USD) (v)
Revenue:
MotoGP revenue	€223	€2	(i)	€225	$245
Total revenue	223	2		225	245
Operating costs and expenses:
Cost of MotoGP revenue (exclusive of depreciation shown separately below)	119	(1)	(iii)	118	129
Selling, general and administrative, including stock-based compensation:	32	—		32	35
Depreciation and amortization	38	(4)	(ii)	34	37
	189	(5)		184	201
Operating income (loss)	34	7		41	44
Other income (expense):
Interest expense	(30)	—		(30)	(32)
Other, net	(8)	1	(i)	(7)	(8)
	(38)	1		(37)	(40)
Earnings (loss) before income taxes	(4)	8		4	4
Income tax (expense) benefit	(1)	(2)	(iv)	(3)	(3)
Net earnings (loss)	€(5)	€6		€1	$1

i.	Under Spanish GAAP, MotoGP was historically required to recognize revenue from all multi-year contracts that contained annual escalation clauses on a straight-line basis. Under U.S. GAAP, MotoGP will generally recognize revenue from multi-year contracts that contain annual escalation clauses in accordance with the contracted amount for the related year. This adjustment reflects the removal of the straight-line adjustment on revenue.

ii.	Under Spanish GAAP, goodwill is amortized on a straight-line basis. Under U.S. GAAP, goodwill is not amortized. Therefore, the historical amortization of goodwill for the six months ended June 30, 2025, has been reversed.

iii.	Under Spanish GAAP, MotoGP was historically required to recognize expenses from certain multi-year contracts with annual escalation clauses on a straight-line basis. Under U.S. GAAP, MotoGP will generally recognize expenses in accordance with the contracted amount for the related year. This adjustment reflects the removal of the straight-line adjustment on cost of MotoGP revenue.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

iv.	Reflects the income tax effect of Spanish GAAP to U.S. GAAP adjustments by applying the Spanish statutory income tax rate of 25.0%.

v.	The Adjusted MotoGP U.S. GAAP (USD) column translates the Adjusted MotoGP U.S. GAAP (EUR) column using the exchange rate previously discussed for the six months ended June 30, 2025.

c.	MotoGP historical information for the year ended December 31, 2024

The historical financial information of MotoGP for the year ended December 31, 2024 has been derived from MotoGP’s audited consolidated financial statements as of and for the year ended December 31, 2024, which are prepared in accordance with Spanish GAAP in Euros and reconciled to U.S. GAAP in USD in the table below. See note 3 for additional information on the historical financial information of MotoGP.

	Statement of Operations for the year ended December 31, 2024
(in millions)	Historical MotoGP (EUR)	Spanish GAAP to U.S. GAAP Adjustments (EUR)	Notes	Adjusted MotoGP U.S. GAAP (EUR)	Adjusted MotoGP U.S. GAAP (USD) (v)
Revenue:
MotoGP revenue	€462	€3	(i)	€465	$503
Total revenue	462	3		465	503
Operating costs and expenses:
Cost of MotoGP revenue (exclusive of depreciation shown separately below)	232	(4)	(iii)	228	247
Selling, general and administrative, including stock-based compensation	75	—		75	81
Depreciation and amortization	112	(11)	(ii)	101	109
	419	(15)		404	437
Operating income (loss)	43	18		61	66
Other income (expense):
Interest expense	(72)	—		(72)	(77)
Realized and unrealized gains (losses) on financial instruments, net	4	—		4	4
Other, net	14	—		14	14
	(54)	—		(54)	(59)
Earnings (loss) from continuing operations before income taxes	(11)	18		7	7
Income tax (expense) benefit	(1)	(4)	(iv)	(5)	(5)
Net earnings (loss) from continuing operations	€(12)	€14		€2	€2

i.	Under Spanish GAAP, MotoGP was historically required to recognize revenue from all multi-year contracts that contained annual escalation clauses on a straight-line basis. Under U.S. GAAP, MotoGP will generally recognize revenue from multi-year contracts that contain annual escalation clauses in accordance with the contracted amount for the related year. This adjustment reflects the removal of the straight-line adjustment on revenue.

ii.	Under Spanish GAAP, goodwill is amortized on a straight-line basis. Under U.S. GAAP, goodwill is not amortized. Therefore, the historical amortization of goodwill for the year ended December 31, 2024, has been reversed.

iii.	Under Spanish GAAP, MotoGP was historically required to recognize expenses from certain multi-year contracts with annual escalation clauses on a straight-line basis. Under U.S. GAAP, MotoGP will generally recognize expenses in accordance with the contracted amount for the related year. This adjustment reflects the removal of the straight-line adjustment on cost of MotoGP revenue.

iv.	Reflects the income tax effect of Spanish GAAP to U.S. GAAP adjustments by applying the Spanish statutory income tax rate of 25.0%.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

v.	The Adjusted MotoGP U.S. GAAP (USD) column translates the Adjusted MotoGP U.S. GAAP (EUR) column using the exchange rate previously discussed for the year ended December 31, 2024.

The MotoGP historical amounts included in the unaudited pro forma condensed combined balance sheet and statements of operations have been formatted to reflect the rounding convention used by Liberty Media.

Note 3: Alignment Adjustments

Alignment adjustments represent the adjustments required to conform MotoGP historical financial statements to the Company’s historical financial statements with respect to the Company’s accounting policies and the Company’s presentation.

During the preparation of the unaudited pro forma condensed combined financial information, the Company performed an analysis to identify differences in accounting policies and methodologies between the Company and MotoGP. As a result of the review, management did not become aware of any material differences, other than certain reclassifications necessary to conform MotoGP to Liberty Media’s financial statement presentation. See note 2 for additional information on the historical financial information of MotoGP after application of the alignment adjustments.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Company made the following alignment adjustments to MotoGP’s financial information as of June 30, 2025, to conform to the Company’s financial statement presentation:

	Balance Sheet as of June 30, 2025
MotoGP Financial Statement Line	Historical MotoGP (EUR)	Alignment Adjustments (EUR)	Historical MotoGP (EUR)	Liberty Media Financial Statement Line
Assets
Current assets:
Cash and cash equivalents	€320	€—	€320	Cash and cash equivalents
Current prepayments and accrued income	22	—	22	Other current assets
Current financial assets	1	—	1	Other current assets
Trade receivables for sales and services	75	(7)	68	Trade and other receivables, net
Tax receivables	14	—	14	Other current assets
Inventories	1	—	1	Other current assets
Other current assets	—	7	7	Other current assets
Total current assets	433	—	433
Goodwill	251	—	251	Goodwill
Patents, licenses, trademarks and similar	1	—	1	Intangible assets subject to amortization, net
Other intangible assets	2,251	—	2,251	Intangible assets subject to amortization, net
Land and buildings	1	—	1	Property and equipment, at cost
Plant and other items of property, plant and equipment	12	54	66	Property and equipment, at cost
Accumulated depreciation	—	(54)	(54)	Accumulated depreciation
Loans to companies	2	—	2	Other assets
Other financial assets	3	—	3	Other assets
Non-current trade debtors	41	—	41	Other assets
Deferred tax assets	6	—	6	Other assets
Other assets	1	—	1	Other assets
Total assets	€3,002	€—	€3,002

Liabilities and Equity
Current liabilities:
Current accruals and deferred income	€90	€—	€90	Deferred revenue
Payable to suppliers	72	—	72	Accounts payable and accrued liabilities
Tax payables	11	—	11	Other current liabilities
Other financial liabilities	3	—	3	Other current liabilities
Total current liabilities	176	—	176
Bank borrowings	973	—	973	Long-term debt
Obligations under finance leases	2	—	2	Other liabilities
Trade and other long-term payables	17	—	17	Other liabilities
Deferred tax liabilities	551	—	551	Deferred income tax liabilities
Total liabilities	1,719	—	1,719

Stockholders' equity:
Share capital	10	—	10	Additional paid-in capital
Reserves	1,269	—	1,269	Retained earnings
Other shareholder contributions	9	—	9	Additional paid-in capital
Loss for the year attributable to the Parent	(5)	—	(5)	Retained earnings
Total equity	1,283	—	1,283
Total liabilities and equity	€3,002	€—	€3,002

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Company made the following alignment adjustments to MotoGP’s financial information for the six months ended June 30, 2025, to conform to the Company’s financial statement presentation:

	Statement of Operations for the six months ended June 30, 2025
MotoGP Financial Statement Line	Historical MotoGP (EUR)	Alignment Adjustments (EUR)	Historical MotoGP (EUR)	Liberty Media Financial Statement Line
Revenue	€223	€—	€223	MotoGP revenue
Procurements	(119)	—	(119)	Cost of MotoGP revenue (exclusive of depreciation shown separately below)
Staff costs	(23)	—	(23)	Selling, general and administrative, including stock-based compensation
Other operating expenses	(8)	(1)	(9)	Selling, general and administrative, including stock-based compensation
Depreciation and amortization charge	(38)	—	(38)	Depreciation and amortization
Profit from operations	35	(1)	34
Finance income	4	—	4	Other, net
Finance costs	(30)	—	(30)	Interest expense
Exchange differences	(13)	1	(12)	Other, net
Loss before tax	(4)	—	(4)
Income tax	(1)	—	(1)	Income tax (expense) benefit
Consolidated loss for the year	(5)	—	(5)
Loss for the year attributable to the parent	€(5)	€—	€(5)

The Company made the following alignment adjustments to MotoGP’s financial information for the year ended December 31, 2024, to conform to the Company’s financial statement presentation:

	Statement of Operations for the year ended December 31, 2024
MotoGP Financial Statement Line	Historical MotoGP (EUR)	Alignment Adjustments (EUR)	Historical MotoGP (EUR)	Liberty Media Financial Statement Line
Revenue	€462	€—	€462	MotoGP revenue
Procurements	(232)	—	(232)	Cost of MotoGP revenue (exclusive of depreciation shown separately below)
Staff costs	(41)	—	(41)	Selling, general and administrative, including stock-based compensation
Other operating expenses	(39)	—	(39)	Selling, general and administrative, including stock-based compensation
Depreciation and amortization charge	(112)	—	(112)	Depreciation and amortization
Other gains and losses, net	5	—	5	Selling, general and administrative, including stock-based compensation
Profit from operations	43	—	43
Finance income	8	—	8	Other, net
Finance costs	(72)	—	(72)	Interest expense
Change in fair value of financial instruments	4	—	4	Realized and unrealized gains (losses) on financial instruments, net
Exchange differences	6	—	6	Other, net
Loss before tax	(11)	—	(11)
Income tax	(1)	—	(1)	Income tax (expense) benefit
Consolidated loss for the year	(12)	—	(12)
Loss for the year attributable to the parent	€(12)	€—	€(12)

Note 4: MotoGP Acquisition Adjustments

Preliminary Acquisition Price Allocation

The MotoGP acquisition adjustments represent the application of ASC 805 such that the total estimated acquisition price is allocated to the acquired assets and assumed liabilities of MotoGP based on the preliminary determination of fair value for such assets and liabilities. Upon completion of the fair value assessment after the MotoGP Acquisition, it is possible that the final acquisition price allocation will differ from the preliminary allocation outlined below. Any changes to the initial estimates of the fair value of the acquired assets and assumed liabilities will be recorded as adjustments to those assets and liabilities, with the corresponding offset allocated to goodwill. The estimated acquisition consideration is based on the fair value of the acquisition consideration as of the Closing Date.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The total acquisition consideration for the MotoGP Acquisition was denominated in Euros as required by the SPA. Prior to the Closing Date in January 2025, the Company paid a portion of the acquisition consideration of $131 million (approximately €126 million) in cash to the Sellers in connection with an extension of the “longstop date” in the agreement to accommodate the European Commission’s extended regulatory review of the acquisition. On the Closing Date, the Company paid additional closing consideration of $3,511 million (approximately €2,996 million) in cash. The €126 million was considered prepaid purchase consideration and was translated from Euros to USD as of the Closing Date and was included in other assets in the historical financial statements of the Company. The final translated amount of $148 million is the acquisition date fair value of the prepaid purchase consideration, with the difference of $17 million from the translation recorded in accumulated other comprehensive income on the balance sheet. The total fair value of consideration paid for the MotoGP Acquisition was $3,659 million (approximately €3,122 million).

The calculated value assigned to intangible assets has been estimated by management utilizing a third-party preliminary valuation report utilizing valuation techniques including the income, cost and market approaches. The Company has preliminarily identified goodwill, MotoGP’s rightsholder agreement with the Fédération Internationale de Motocyclisme (“FIM”) and customer relationships as the primary intangible assets. The FIM rightsholder agreement was valued utilizing the relief-from-royalty method. The customer relationship assets were valued utilizing the multi-period excess earnings method, which is a specific application of the discounted cash flow method. Goodwill is calculated as the excess of the consideration transferred over the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce, value associated with future customers, continued innovation and noncontractual relationships.

As part of the MotoGP Acquisition, the Company and the Rollover Sellers entered into a Shareholders’ Agreement that became effective on the Closing Date.  The Shareholders’ Agreement provides for, among other things, the liquidity rights of the Rollover Sellers with respect to the transfer of 16% of the equity interests in MotoGP that continued to be owned by the Rollover Sellers subsequent to the Closing Date.  The Shareholders’ Agreement provides for certain put and call rights in favor of the Rollover Sellers and the Company.  The Rollover Sellers have the right to cause the Company to acquire the equity interests of MotoGP held by the Rollover Sellers as follows: (i) one-third following the third anniversary of the Closing Date, (ii) two-thirds following the fifth anniversary of the Closing Date, less any equity interests previously acquired by the Company, and (iii) all remaining equity interests held following the sixth anniversary of the Closing Date.  Additionally, from and after the eighth anniversary of the Closing Date, the Company has an annual call right to acquire any or all remaining equity interests held by the Rollover Sellers and the Rollover Sellers have an annual put right to cause the Company to acquire any or all remaining equity interests held by the Rollover Sellers.  The price to be paid by the Company to acquire any equity interests from the Rollover Sellers will be equal to the fair market value with such fair market value determined in accordance with the terms of the Shareholders’ Agreement.  Upon the exercise of any put or call right, the Company is permitted to satisfy up to 50% of such consideration payable in the form of the delivery of unregistered shares of Series C Liberty Formula One common stock with the remaining consideration payable in cash.  Since the potential redemption of the MotoGP equity interests held by the Rollover Sellers is not within the control of the Company and any redemption must also involve the use of cash, the Company will account for the noncontrolling interest in MotoGP as a redeemable noncontrolling interest outside of permanent equity.  The redeemable noncontrolling interest is initially recorded at fair value as part of the acquisition accounting.

i.	The preliminary acquisition price and acquisition price allocation are presented as follows:

Acquisition Consideration
Prepaid consideration	$148
Closing consideration	3,511
Total acquisition consideration	$3,659

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Preliminary Acquisition Price Allocation
Cash and cash equivalents	$375
Trade and other receivables, net	80
Other current assets	46
Goodwill	3,015
Intangible assets subject to amortization, net	2,789
Other assets	23
Accounts payable and accrued liabilities	(83)
Deferred revenue	(106)
Other current liabilities	(16)
Long-term debt	(1,140)
Deferred income tax liabilities	(671)
Redeemable noncontrolling interest	(650)
Other liabilities	(3)
Total acquisition consideration	$3,659

ii.	Reflects the additional transaction costs expected to be incurred by the Company subsequent to June 30, 2025, through the Closing Date.

iii.	Reflects the elimination of MotoGP’s historical stockholders’ equity as a result of the acquisition by the Company.

iv.	As part of the valuation analysis, the Company identified the FIM rightsholder agreement and customer relationships as the primary intangible assets. The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The remaining useful life of the acquired intangible assets was estimated based on a preliminary estimate of the period over which substantially all of the cumulative discounted cash flows are expected to be realized. The pro forma adjustment to recognize additional expense related to the increased carrying value of the intangible assets has been computed with the assumption that the assets will be amortized over the estimated useful lives on a straight-line basis.

The following table summarizes the estimated fair values and useful lives of MotoGP’s identifiable intangible assets.

(in millions, except useful lives)	Estimated Fair Value (USD)	Estimated Weighted Average Useful Life in Years
FIM agreement	$1,653	35.5
Customer relationships	1,130	19.2
Other	6	1.0
Total	$2,789

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following table presents adjustments to reflect the amortization expense related to the net increase in fair value of the acquired intangible assets using the average exchange rates for June 30, 2025 and December 31, 2024, as previously disclosed:

(in millions)	Six months ended June 30, 2025	Year ended December 31, 2024
Historical amortization expense	$(35)	$(105)
Pro forma amortization expense	69	142
Pro forma adjustment	$34	$37

v.	Reflects the income tax effect of acquisition pro forma adjustments by applying the Spanish statutory rate of 25.0%.

vi.	Reflects the removal of the historical prepaid purchase consideration asset that was historically recorded on the Company’s balance sheet as of June 30, 2025. The final translated amount of $148 million is the acquisition date fair value of the prepaid purchase consideration asset.

vii.	Reflects income attributable to noncontrolling interest based on the 16% of the equity interests in MotoGP retained by the Rollover Sellers.

viii.	Reflects the elimination of intercompany revenue and cost of sales.

Note 5: Financing Transaction Adjustments

Prior to, but in connection with, the MotoGP Acquisition, Formula 1 closed the financing of the Incremental. The Incremental provided for a $150 million increase to the TLA and an $850 million increase to the TLB, gross of debt issuance costs. Proceeds received under the TLA and the TLB, net of debt issuance costs were $149 million and $824 million, respectively. The applicable interest rate utilized for pro forma adjustments for the TLA was 5.80%, based on a 1.50% margin and three-month Secured Overnight Financing Rate (“SOFR”) of 4.30%. The applicable interest rate utilized for pro forma adjustments for the TLB was 6.30%, based on a 2.00% margin and three-month SOFR of 4.30%.

i.	To reflect the increase in long-term debt of $973 million related to Formula 1’s TLA and TLB, net of debt issuance costs:

(in millions)	As of June 30, 2025
Long-term debt:
Increase for TLA	$150
Increase for TLB	850
Debt issuance costs	(27)
Pro forma adjustment	$973

ii.	The table below represents the total incremental interest expense and amortization of debt issuance costs related to the TLA and TLB:

(in millions)	Six months ended June 30, 2025
Interest expense:
New interest expense on TLA and TLB	$(31)
Amortization of new debt issuance costs	(2)
Pro forma adjustment	$(33)

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

For every 0.125% variance on the interest rate, the interest expense would change by $0.6 million.

(in millions)	Year ended December 31, 2024
Interest expense:
New interest expense on TLA and TLB	$(62)
Amortization of new debt issuance costs	(5)
Pro forma adjustment	$(67)

For every 0.125% variance on the interest rate, the interest expense would change by $1.3 million.

iii.	Reflects cash received for foreign currency forward contracts settled in July 2025 prior to the Closing Date. The table below presents the pro forma adjustment recorded:

(in millions)	As of June 30, 2025
Foreign Currency Forward Settlement:
Increase in cash	$126
Decrease in other current assets	$(126)

Note 6: Earnings Per Share

Series A, Series B and Series C Liberty Formula One Common Stock

The basic and diluted EPS calculations are based on the following weighted average shares outstanding (“WASO”).

(number of shares in millions)	Six months ended June 30, 2025	Year ended December 31, 2024
Basic WASO	249	240
Potentially dilutive shares (a)	6	3
Diluted WASO (b)	255	243

a.	Potentially dilutive shares are excluded from the computation of diluted EPS during periods in which losses are reported since the result would be antidilutive.

b.	For periods in which share settlement of the 2.25% Convertible Senior Notes due 2027, which may be settled in shares of Series C Liberty Formula One common stock, is dilutive, the numerator adjustment includes a reversal of the interest expense and the unrealized gain or loss recorded on the instrument during the period, net of tax where appropriate.

LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(amounts in millions)	Six months ended June 30, 2025	Year ended December 31, 2024
Basic pro forma earnings (loss) attributable to Liberty Formula One stockholders	$350	$(125)
Adjustments	(8)	—
Diluted pro forma earnings (loss) attributable to Liberty Formula One stockholders	$342	$(125)